Exhibit 99.06
Southern Company
Kilowatt-Hour Sales
(In Millions of KWHs)

	Three Months Ended September				Year-to-Date September
As Reported (See Notes)	2013	2012	Change	Weather Adjusted Change	2013	2012	Change	Weather Adjusted Change*
Kilowatt-Hour Sales-
Total Sales	51,040	52,586	(2.9)%		139,418	141,074	(1.2)%

Total Retail Sales-	43,454	44,137	(1.5)%	1.0%	118,922	119,945	(0.9)%	(0.1)%
Residential	14,653	15,479	(5.3)%	(0.3)%	38,770	39,315	(1.4)%	(0.5)%
Commercial	14,836	15,032	(1.3)%	1.1%	40,108	40,734	(1.5)%	—%
Industrial	13,738	13,394	2.6%	2.6%	39,363	39,206	0.4%	0.4%
Other	227	232	(1.9)%	(1.6)%	681	690	(1.4)%	(1.4)%

Total Wholesale Sales	7,586	8,449	(10.2)%	N/A	20,496	21,129	(3.0)%	N/A

Notes
* Also reflects reclassification of January 2012 KWH sales among customer classes consistent with actual advanced meter data. Use of actual advanced meter data was implemented during the first quarter of 2012.